UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☒ Soliciting Material Pursuant to §240.14a-12

AmNet Mortgage, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

AMERICAN MORTGAGE NETWORK FUNDS $1.4 BILLION OF
MORTGAGES IN SEPTEMBER AND $4.5 BILLION IN THIRD QUARTER

San Diego, CA October 6, 2005 – American Mortgage Network (AmNet), a nationwide mortgage bank and a wholly owned subsidiary of AmNet Mortgage, Inc. (NASDAQ: AMNT), reported that it funded $1.4 billion of mortgage loans in September compared to $1.6 billion in August. In September 2004, the Company funded $712 million in mortgages, a year-over-year increase of 99%.

For the third quarter of 2005, the Company funded $4.5 billion in mortgages, compared to $2.1 billion in the third quarter of 2004, a year-over-year increase of 119%.

AmNet’s new loan applications in September were $2.7 billion, compared to $2.5 billion in August.  Average loan fundings per workday were $67.5 million in September compared to $70.8 million in August. Average daily new loan applications were $127.6 million in September compared to $106.8 million in August. There were two less working days in September than in August.

Alt-A loans accounted for 33.0% of total volume in September 2005 as compared to 30.1% in September of 2004. Collectively, typically higher margin products, including Alt-A, subprime, home equity and second mortgage offerings, totaled 42.5% of total fundings, compared to 34.8% of total fundings in September 2004.  These products accounted for 40.8% of total fundings in the third quarter of 2005, an increase from 31.9% for the same period in 2004.

On September 13, 2005, Wachovia Corporation (NYSE: WB) and AmNet Mortgage, Inc. announced that a definitive agreement had been signed under which Wachovia will acquire AmNet Mortgage, Inc. for a purchase price of $10.30 per share in cash.  The approximate total value of the transaction (on a fully diluted basis) is $83 million. AmNet, which will remain headquartered in San Diego, will operate as a wholly owned subsidiary of Wachovia Bank, N.A. following the merger. The proposed merger is subject to customary conditions, including approval by AmNet Mortgage, Inc. stockholders.

About American Mortgage Network

Headquartered in San Diego, California, AmNet is a wholly owned subsidiary of AmNet Mortgage, Inc. AmNet originates loans for the national mortgage broker community through its network of branches and business-to-business over the Internet.  AmNet has loan production offices in Arizona, California, Colorado, Connecticut, Florida, Georgia, Illinois, Kansas, Minnesota, Nevada, New Hampshire, New Jersey, New York, North Carolina, Ohio, Oregon, Rhode Island, Utah, Virginia and Washington. AmNet has a total of $2.0 billion in warehouse borrowing capacity and is approved to do business in 50 states and the District of Columbia either by license or exemption.  For more information, please visit www.amnetmortgage.com.

About AmNet Mortgage, Inc.

AmNet Mortgage, Inc. is the parent company of American Mortgage Network. For more information, please visit www.amnetmortgageinc.com.

Forward-Looking Statement

This press release includes “forward-looking statements”. The forward-looking statements contained herein include statements about the consummation of the proposed acquisition of AmNet Mortgage, Inc. by Wachovia and the benefits of the proposed acquisition.  These statements are subject to inherent risks with regard to the satisfaction of the conditions to the closing of the acquisition.  Additional information relating to the uncertainty affecting AmNet Mortgage, Inc.’s business is contained in its filings with the Securities and Exchange Commission.  Any forward-looking statement speaks only as of the date on which such statement was made, and AmNet Mortgage, Inc. does not undertake any obligation to (and expressly disclaims any such obligation to) update any forward-looking statement to reflect events or circumstances after the date on which such statement was made, or to reflect the occurrence of unanticipated events.

Caution Required by Certain Securities and Exchange Commission Rules

In connection with the proposed merger, AmNet Mortgage, Inc. will be filing a proxy statement and other relevant documents concerning the transaction with the Securities and Exchange Commission.  INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER.  Investors and security holders can obtain a free copy of the proxy statement (when available) and other documents filed by AmNet Mortgage, Inc. with the Securities and Exchange Commission at the Securities and Exchange Commission’s web site at http://www.sec.gov.  Free copies of the proxy statement (when available) and other documents filed by AmNet Mortgage, Inc. with the Securities and Exchange Commission may also be obtained from AmNet Mortgage, Inc. by directing a request to Investor Relations, AmNet Mortgage 10421 Wateridge Circle, Suite 250 San Diego, CA, 92121. (email address: IR@amnetmortgageinc.com).

AmNet Mortgage, Inc. and its directors and its executive officers may be deemed, under Securities and Exchange Commission rules, to be soliciting proxies from AmNet Mortgage, Inc.’s stockholders in favor of the proposed merger.  Information regarding the identity of these persons is set forth in a Schedule 14A filed by AmNet Mortgage with the Securities and Exchange Commission on July 6, 2005 relating to AmNet Mortgage, Inc.’s 2005 annual meeting of stockholders and a Form 10-K/A filed by AmNet Mortgage, Inc. with the Securities and Exchange Commission on July 6, 2005 both of which are available free of charge from the Securities and Exchange Commission or from AmNet Mortgage, Inc. as indicated above.  Information regarding the interests of these persons in the solicitation will be more specifically set forth in the proxy statement concerning the proposed merger that will be filed by AmNet Mortgage, Inc. with the Securities and Exchange Commission, which will be available free of charge from the Securities and Exchange Commission or from AmNet Mortgage, Inc. as indicated above.

INVESTOR AND ANALYST RELATIONS CONTACTS
Judith Berry
Executive Vice President and Chief Financial Officer
AmNet Mortgage, Inc.
(858) 909-1230
jberry@amnetmortgage.com

Clay Strittmatter
Senior Vice President, Finance
AmNet Mortgage, Inc.
(858) 909-1340
cstrittmatter@amnetmortgage.com

MEDIA RELATIONS CONTACTS
Kasey Emmel
Vice President, Marketing & Communications
AmNet Mortgage, Inc.
(858) 909-1335
kemmel@amnetmortgage.com

Corinne Forti
President
Forti Communications Inc.
(805) 498-0113
cforti@amnetmortgage.com
forticomm@aol.com

***